UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 27, 2022

TrueCar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36449	04-3807511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1401 Ocean Ave, Suite 200
Santa Monica, California 90401
(Address of principal executive offices, including zip code)

(800) 200-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TRUE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Wesley A. Nichols

On October 27, 2022, Wesley A. Nichols informed TrueCar, Inc. (the “Company”) of his resignation from the Board of Directors (the “Board”) of the Company, effective on October 27, 2022. Mr. Nichols began serving on the Board in November 2016, and, prior to his resignation, was the chair of the Compensation and Workforce Committee of the Board and a member of the Nominating and Corporate Governance Committee and Executive Committee of the Board. Mr. Nichols resigned due to the demands and increased responsibilities at his present employer. There were no disagreements between Mr. Nichols and the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Brendan L. Harrington

Also on October 27, 2022, the Board elected Brendan L. Harrington, age 52, to the Board by a unanimous vote of the directors then in office. Mr. Harrington will serve on the Board’s Nominating and Corporate Governance Committee.

Mr. Harrington will be entitled to compensation under the Company’s outside director compensation policy (the “Policy”) as described below.

Pursuant to the Policy, on October 27, 2022, Mr. Harrington received a one-time initial equity grant comprised of a restricted stock unit award with a grant date fair value of $300,000. In addition, each non-employee director who has served on the Board for at least six months as of the date of each annual meeting of stockholders receives an annual equity grant. The annual equity grant to directors consists of a restricted stock unit award with a grant date fair value of $150,000. Mr. Harrington will also be entitled to an annual retainer of $60,000. There are no arrangements or understandings between Mr. Harrington and any other persons pursuant to which he was selected as a director, and he does not have a direct or indirect material interest in any transaction or proposed transaction that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Policy is more fully described in the Company’s most recent Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 13, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date:  October 27, 2022

TRUECAR, INC.

By:	/s/ Jeff Swart
Jeff Swart
EVP, General Counsel & Secretary